SCHEDULE A
                  TO THE TRANSFER AGENCY AND SERVICE AGREEMENT
               DATED JULY 12, 1996 BETWEEN THE VICTORY PORTFOLIOS
                     AND STATE STREET BANK AND TRUST COMPANY

                         Amended as of December 11, 1998

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1.   Victory Balanced Fund                                  26.  Victory Federal Money Market Fund
         Class A Shares                                              Investor Shares
         Class B Shares                                              Select Shares
2.   Victory Diversified Stock Fund                         27.  Victory Convertible Securities Fund
         Class A Shares                                     28.  Victory LifeChoice Conservative Investor Fund
         Class B Shares                                     29.  Victory LifeChoice Growth Investor Fund
3.   Victory Government Mortgage Fund                       30.  Victory LifeChoice Moderate Investor Fund
4.   Victory Growth Fund                                    31.  Victory Maine Municipal Bond Fund (Intermediate)
5.   Victory Financial Reserves Fund                        32.  Victory Maine Municipal Bond Fund
6.   Victory Fund for Income                                     (Short-Intermediate)
7.   Victory Institutional Money Market Fund                33.  Victory Michigan Municipal Bond Fund
         Investor Shares                                    34.  Victory Equity Income Fund
         Select Shares                                      35.  Victory National Municipal Bond Fund (Long)
6.   Victory Fund for Income                                36.  Victory National Municipal Bond Fund
9.   Victory International Growth Fund                           (Short-Intermediate)
         Class A Shares                                     37.  Victory Established Value Fund
         Class B Shares                                     38.  Victory Gradison Government Reserves Fund
10.  Victory Investment Quality Bond Fund
11.  Victory Lakefront Fund
12.  Victory Limited Term Income Fund
13.  Victory National Municipal Bond Fund
         Class A Shares
         Class B Shares
14.  Victory New York Tax-Free Fund
         Class A Shares
         Class B Shares
15.  Victory Ohio Municipal Bond Fund
16.  Victory Ohio Municipal Money Market Fund
17.  Victory Ohio Regional Stock Fund
         Class A Shares
         Class B Shares
18.  Victory Prime Obligations Fund
19.  Victory Real Estate Investment Fund
20.  Victory Special Growth Fund (eff 3/29/99 Small
     Company Opportunity Fund)
21.  Victory Special Value Fund
         Class A Shares
         Class B Shares
22.  Victory Stock Index Fund
23.  Victory Tax-Free Money Market Fund
24.  Victory U.S. Government Obligations Fund
         Investor Shares
         Select Shares
25.  Victory Value Fund

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